Exhibit 10.2

                                ,

as Insurer

UPFC AUTO RECEIVABLES TRUST 2006-    ,

as Issuing Entity

UNITED AUTO CREDIT CORPORATION,

Individually and as Servicer

UPFC AUTO RECEIVABLES CORP.,

as Seller,

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Indenture Trustee, Trust Collateral Agent, Collateral Agent and Backup Servicer,

INSURANCE AGREEMENT

$

UPFC Auto Receivables Trust 2006-

Automobile Receivables Backed Notes

$                     Class A-1 Notes

$                     Class A-2 Notes

$                     Class A-3 Notes

Dated as of                             , 2006

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

ARTICLE VI

MISCELLANEOUS

ii

INSURANCE AGREEMENT

INSURANCE AGREEMENT (this “Insurance Agreement”), dated as of                         , 2006 by and among UPFC AUTO RECEIVABLES TRUST 2006-    , as Trust (the “Trust”), UNITED AUTO CREDIT CORPORATION, individually (“UACC”) and in its capacity as Servicer under the Sale and Servicing Agreement described below (together with its permitted successors and assigns, the “Servicer”), UPFC AUTO RECEIVABLES CORP., as Seller (the “Seller”),                                      (the “Insurer”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee (in such capacity, the “Trustee”), Trust Collateral Agent (in such capacity, the “Trust Collateral Agent” ), Collateral Agent (in such capacity, the “Collateral Agent”) and as Backup Servicer (in such capacity, the “Backup Servicer”).

WHEREAS, the Indenture dated as of                             , 2006 relating to UPFC Auto Receivables Trust 2006-     Automobile Receivables Asset Backed Notes, $                     Class A-1 Notes, $                     Class A-2 Notes and $                     Class A-3 Notes, (the “Obligations”), between the Trust, the Trustee and the Trust Collateral Agent (the “Indenture”) provides for, among other things, the issuance of asset backed notes representing debt obligations secured by the collateral pledged thereunder and the Insurer has agreed to issue a financial guarantee insurance policy (the “Note Policy”) that guarantees certain payments on such notes; and

WHEREAS, the Insurer shall be paid an insurance premium pursuant to the Sale and Servicing Agreement and the details of such premium are set forth herein; and

WHEREAS, UACC, the Servicer, the Seller and the Trust have undertaken certain obligations in consideration of the Insurer’s issuance of the Note Policy;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Article I shall have the meanings assigned to them in the Sale and Servicing Agreement or the Indenture, as applicable. All words used herein shall be construed to be of such gender or number as the circumstances require. This “Insurance Agreement” shall mean this Insurance Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words “herein,” “hereby,” “hereof,” “hereto,” “hereinabove” and “hereinbelow,” and words of similar import, refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

“Business Day” means any day other than (a) a Saturday or a Sunday (b) a day on which the Insurer is closed or (c) a day on which banking institutions in New York City, Newport Beach, California, Wilmington, Delaware or in the city in which the corporate trust office of the Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

“Cash Balance” means, as of any date, the sum of UPFC’s unencumbered cash plus its Cash Equivalents.

“Cash Equivalents” means, as of any date, UPFC’s cash on hand and any investments described in the definition of Eligible Investments in the Sale and Servicing Agreement.

“Change of Control” means a change resulting when any Unrelated Person or any Unrelated Persons, acting together, that would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of UPFC or (ii) succeed in having sufficient of its or their nominees elected to the board of directors of UPFC such that such nominees when added to any existing director remaining on the board of directors of UPFC after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the board of directors of UPFC. As used herein, (a) “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 of the Exchange Act, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange; (b) “Group” shall mean a “group” for purposes of Section 13(d) of the Exchange Act; (c) “Unrelated Person” shall mean at any time any Person other than UPFC or any of its subsidiaries and other than any trust for any employee benefit plan of UPFC or any of its subsidiaries; (d) “Related Person” shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (e) “Voting Stock” of any Person shall mean the capital stock or other indicia of equity rights of such Person which at the time has the power to vote for the election of one or more members of the board of directors (or other governing body) of such Person.

“Code” means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Collateral Agent” means Deutsche Bank Trust Company Americas, a New York banking corporation, as collateral agent under the Spread Account Agreement, and any successor to the collateral agent under the Spread Account Agreement.

“Commission” means the Securities and Exchange Commission.

“Consolidated Total Adjusted Equity” of any Person means, with respect to any fiscal quarter, the sum of (i) the total shareholders’ equity of such Person and its consolidated subsidiaries that, in accordance with GAAP, is reflected on the consolidated balance sheet of such Person and its consolidated subsidiaries for such fiscal quarter and (ii) the outstanding principal amount of subordinated debt of such person including trust preferred securities (which in the case of UPFC shall be on terms acceptable to the Insurer (it being understood that the subordinated debt currently outstanding is on such acceptable terms), minus the aggregate amount of such Person’s intangible assets, including without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Consolidated Total Funded Debt” of any Person means, with respect to any fiscal quarter, (i) all obligations of such Person and its consolidated subsidiaries (whether “on balance sheet” or “off balance sheet”) for borrowed money, excluding repurchase agreements and all obligations of such Person and its consolidated subsidiaries evidenced by bonds, debentures, notes or other similar instruments and (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments issued in respect of any securitization transaction sponsored by such Person, regardless of whether included on the balance sheet of such Person and its consolidated subsidiaries in accordance with GAAP excluding trust preferred securities.

“Date of Issuance” means the date on which the Note Policy is issued as specified therein.

“Default” means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Insurance Agreement Event of Default.

“Default Insurance Premium” shall have the meaning set forth in the Premium Letter.

“GAAP” means United States generally accepted accounting principles.

“Financial Statements” means, with respect to UPFC, the consolidated balance sheets and the statements of income, retained earnings and cash flows and the notes thereto which have been provided to the Insurer.

“Indebtedness” means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or servicer (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

“Indemnification Agreement” means the Indemnification Agreement dated as of                             , 2006 among the Insurer, UACC and Deutsche Bank Securities, as Underwriter.

“Indenture” means the Indenture dated                             , 2006 between the Trust, the Trust Collateral Agent and the Trustee as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Insolvency Law” means any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Insurance Agreement Event of Default” means any event of default specified in Section 5.01 hereof.

“Insurer Default” has the meaning set forth in the Sale and Servicing Agreement.

“Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

“Trust Secured Parties” has the meaning set forth in the Indenture.

“Late Payment Rate” means the lesser of (a) the greater of (i) the Prime Rate plus 2% from time to time (any change in such rate of interest to be effective on the date such change is published) and (ii) the then applicable highest rate of interest on the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of a 360 day year for the actual number of days elapsed for such period. The Late Payment Rate shall be calculated by the Insurer and evidenced by a certificate of the Insurer delivered to the Trustee.

“Leverage Ratio” means, with respect to any fiscal quarter, the ratio of (i) the Consolidated Total Funded Debt of UPFC, divided by (ii)(a) the Consolidated Total Adjusted Equity of UPFC plus (b) the cumulative amount of stock repurchased from                             , 2006 to date.

“Liabilities” shall have the meaning ascribed to such term in Section 3.04(a) hereof.

“Lien” means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, hypothecation, assignment, deposit arrangement, preference priority or other security agreement of preferential arrangement, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind; or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

“Losses” means (a) any actual out-of-pocket loss paid by the Insurer or its respective parents, subsidiaries and Affiliates or any shareholder, director, officer, employee, agent or any “controlling person” (as such term is used in the Securities Act) of any of the foregoing and (b) any actual out of pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

“Material Adverse Change” means, in respect of any Person, a material adverse change in (a) the business, financial condition, results of operations or properties of such Person or (b) the ability of such Person to perform its obligations under any of the Transaction Documents.

“Moody’s” means Moody’s Investors Service, a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

“Obligor” means the original obligor under each Receivable, including any guarantor of such obligor and their respective successors.

“Offering Document” means the Prospectus dated                             , 2006, the Preliminary Prospectus Supplement thereto dated                             , 2006 and the Prospectus Supplement thereto dated                             , 2006, each of the Trust in respect of the Obligations (and any amendment or supplement thereto) and any other offering document in respect of the Obligations prepared by UACC, the Servicer, the Seller or the Trust that makes reference to the Note Policy.

“Opinion Facts and Assumptions” means the facts and assumptions contained in the insolvency opinion dated                             , 2006 by McKee Nelson LLP and the officer’s certificates attached as exhibits thereto insofar as they relate to the Seller, the Trust and UACC.

“Ordinary Insurance Premium” shall have the meaning set forth in the Premium Letter.

“Owner Trustee” means Wells Fargo Delaware Trust Company, a Delaware limited purpose trust company, as Owner Trustee under the Trust Agreement, and any successor Owner Trustee under the Trust Agreement.

“Person” means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).

“Premium” means the Ordinary Insurance Premium and the Default Insurance Premium, payable in accordance with Section 3.02 hereof.

“Premium Letter” means the Premium Letter Agreement among the Insurer, UACC, the Trust, the Trustee and the Trust Collateral Agent dated                             , 2006.

“Prime Rate” means the fluctuating rate of interest as published from time to time in the New York, New York edition of The Wall Street Journal, under the caption “Money Rates” as the “prime rate”. The Prime Rate shall change when and as such published prime rate changes.

“Sale Agreement” means the Sale Agreement dated as of                             , 2006 between UACC and the Seller, pursuant to which the Seller acquired the Receivables, as such Agreement may be amended from time to time.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of                             , 2006 between the Trust, the Seller, the Servicer, the Backup Servicer, the Trust Collateral Agent and CenterOne Financial Services LLC, as Designated Backup Subservicer, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Security Documents” means the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Sale Agreement and any ancillary documents executed or filed to evidence or perfect the security interest of the Trust Collateral Agent for the benefit of the Trust Secured Parties.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

“Term of the Insurance Agreement” shall be determined as provided in Section 4.01 hereof.

“Transaction” means the transactions contemplated by the Transaction Documents, including the transactions described in the Transaction Documents.

“Transaction Documents” means this Insurance Agreement, the Indemnification Agreement, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the Sale Agreement, the Underwriting Agreement, the Premium Letter, the Spread Account Agreement and the Obligations.

“Trust Agreement” means the Amended and Restated Trust Agreement dated as of                             , 2006 between the Seller and the Owner Trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Trust Collateral Agent” means Deutsche Bank Trust Company Americas, a New York banking corporation, as trust collateral agent under the Indenture, and any successor to the Trust Collateral Agent under the Indenture.

“Trustee” means Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee under the Indenture, and any successor Trustee under the Indenture.

“Trust Indenture Act” means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Underwriter” means Deutsche Bank Securities Inc.

“Underwriting Agreement” means the Underwriting Agreement between the Underwriter and the Seller with respect to the offer and sale of the Obligations, as the same may be amended from time to time.

“UPFC” means United Auto PanAm Financial Corporation, and its successors.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01. Representation and Warranties of UACC, the Servicer and the Seller. UACC, the Servicer and the Seller represent, warrant and covenant as of the Date of Issuance, each as to those matters relating to itself, as follows:

(a) Due Organization and Qualification. UACC, the Servicer and the Seller is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of UACC, the Servicer is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Note Owners or the Insurer.

(b) Power and Authority. Each of UACC, the Servicer and the Seller has all necessary power and authority to conduct its business as currently conducted and, as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

(c) Due Authorization. The execution, delivery and performance of the Transaction Documents by UACC, the Servicer and the Seller have been duly authorized by all necessary action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Servicer’s, UACC’s or the Seller’s stockholders, which have not previously been obtained or given by the Servicer, UACC or the Seller.

(d) Noncontravention. None of the execution and delivery of the Transaction Documents by UACC, the Servicer or the Seller, the consummation of the transactions contemplated thereby or by the Offering Document or the satisfaction of the terms and conditions of the Transaction Documents:

(i) conflicts with or results in any breach or violation of any provision of the organizational documents of the Servicer, UACC or the Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Servicer, UACC or the Seller or any of their properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Servicer, UACC or the Seller;

(ii) constitutes a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) by the Servicer, UACC or the Seller under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Servicer, UACC or the Seller is a party or by which any of its or their respective properties, which are individually or in the aggregate material to the Servicer, UACC or the Seller, is or may be bound or affected; or

(iii) results in or requires the creation of any lien upon or in respect of any assets of the Servicer, UACC or the Seller, except as contemplated by the Transaction Documents.

(e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Servicer, UACC, the Seller or any of its or their subsidiaries, or any properties or rights of the Servicer, UACC, the Seller or any of its or their subsidiaries, pending or, to the Servicer’s, UACC’s or the Seller’s knowledge after reasonable inquiry, threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to UACC, the Servicer or the Seller.

(f) No Defaults. Each of the Servicer, UACC and the Seller is not in default under or with respect to any of its respective contractual obligations in any respect which could have a material adverse effect on the rights, interests or remedies of the Insurer hereunder or under the other Transaction Documents or on its ability to perform its obligations hereunder or under the other Transaction Documents to which it is a party. No Default has occurred and is continuing.

(g) Valid and Binding Obligations. The Obligations, when executed, authenticated and issued in accordance with the Indenture, and the Transaction Documents (other than the Obligations), when executed and delivered by the Servicer, the Seller and UACC will constitute the legal, valid and binding obligations of the Servicer, UACC, the Seller and the Trust, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. None of the Servicer, UACC or the Seller will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Servicer, UACC, the Seller or the Trust, as applicable.

(h) No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by each of the Servicer, UACC and the Seller of any of the Transaction Documents to which it is a party, except (in each case) such as have been obtained and are in full force and effect or the failure of which to be obtained could not reasonably be expected to result in a Material Adverse Change with respect to the Servicer, UACC, the Seller or the Transaction.

(i) Financial Statements. The Financial Statements of UPFC., copies of which have been furnished to the Insurer by UACC, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of UPFC, as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of UPFC, UACC, the Seller or the Servicer. Except as disclosed in the Financial Statements, UPFC, UACC, the Seller and the Servicer are not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of UPFC, UACC, the Seller and the Servicer.

(j) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Servicer, UACC or the Seller in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Servicer, UACC or the Seller. The Servicer, UACC and the Seller are not in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Servicer, UACC or the Seller is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Servicer, UACC or the Seller, as the case may be, to perform its respective obligations under the Transaction Documents.

(k) Taxes. The Servicer, UACC and the Seller and the Servicer’s, UACC’s, the Seller’s parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due.

(l) Accuracy of Information. None of the Transaction Documents, the Offering Document or any documents, agreements, instruments, schedules, certificates, statements, cash flow schedules, number runs or other writings or data relating to the Receivables, the operations of the Servicer, UACC or the Seller (including servicing or origination of loans) or the financial condition of the Servicer, UACC or the Seller (collectively, the “Documents”), as amended, supplemented or superseded, furnished to the Insurer by the Servicer, UACC or the Seller contains any statement of a material fact by the Servicer, UACC or the Seller which was untrue or misleading in any material adverse respect when made. None of the Servicer, UACC or the Seller has any knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Servicer, UACC or the Seller. Since the furnishing of the Documents, there has been no change or any development or event involving a prospective change known to the Servicer, UACC or the Seller that would render any of the Documents untrue or misleading in any material respect.

(m) Compliance With Securities Laws. The offer and sale of the Obligations comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document set forth under the heading “THE INSURER” or the consolidated financial statements of the Insurer incorporated by reference in the Offering Document. Each of the Transaction Documents conforms in all material respects to the representative descriptions thereof, if any, contained in the Offering Document. Neither the offer nor the sale of the Obligations has been or will be in violation of the Securities Act or any other federal or state securities laws. None of the Trust, the Trust Agreement or the Indenture is required to be registered as an “investment company” under the Investment Company Act.

(n) Transaction Documents. Each of the representations and warranties of the Servicer, UACC and the Seller contained in the Transaction Documents is true and correct in all material respects, and the Servicer, UACC and the Seller hereby make each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

(o) Solvency; Fraudulent Conveyance. The Servicer, UACC and the Seller are solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, none of the Servicer, UACC or the Seller will be left with an unreasonably small amount of capital with which to engage in its business, nor does the Servicer, UACC or the Seller intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. None of the Servicer, UACC or the Seller contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Servicer, UACC or the Seller or any of their assets. The amount of consideration being received by the Trust upon the sale of the Obligations to the Underwriter constitutes reasonably equivalent value and fair consideration for the interest in the Receivables securing the Obligations. UACC is not transferring the Receivables to the Seller, the Seller is not transferring the Receivables to the Trust, the Trust is not pledging the Receivables to the Trustee and the Trust is not selling the Obligations to the Underwriter, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Seller’s or UACC’s creditors.

(p) Principal Place of Business.

(i) The principal place of business of UACC, the Servicer and the Sellef is located in Newport Beach, California and UACC, the Servicer and the Seller are each a corporation organized under the laws of the State of California. “United Auto Credit Corporation” is the correct legal name of UACC, and the Servicer indicated on the public records of UACC’s and the Servicer’s jurisdiction of organization which shows UACC and the Servicer to be organized. “UPFC Auto Receivables Corp.” is the correct legal name of the Seller indicated on the public records of the Seller’s jurisdiction of organization which shows the Seller to be organized.

(a) Opinion Facts and Assumptions. The Opinion Facts and Assumptions insofar as they relate to the Seller and UACC are true and correct as of the Date of Issuance.

Section 2.02. Affirmative Covenants of the Servicer, UACC, the Seller. The Servicer, UACC and the Seller hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Compliance With Agreements and Applicable Laws. The Servicer, UACC and the Seller shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award (including, without limitation, any fiscal and accounting rule or regulation and any foreign or domestic law, rule or regulation) applicable to it. None of the Servicer, UACC or the Seller shall agree to any amendment to or modification of the terms of any Transaction Documents unless the Insurer shall have given its prior written consent. In addition, each of the Servicer, UACC and the Seller shall provide the Insurer with written notice promptly upon becoming aware of any breach by it of any provision of any Transaction Document; and to the extent any action is to be taken by the Servicer, UACC or the Seller under any Transaction Document to which it is a party at the direction of the Insurer, the Servicer, UACC or the Seller shall promptly take such action in accordance with such direction.

(b) Corporate Existence. The Servicer, its successors and assigns, UACC, its successors and assigns and the Seller, its successors and assigns shall maintain their corporate or statutory trust existence and shall at all times continue to be duly organized under the laws of their respective jurisdictions of organization and duly qualified and duly authorized (as described in section 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its certificate or articles of incorporation, bylaws and organizational documents.

(c) Financial Statements; Accountants’ Reports; Other Information. The Servicer, UACC and the Seller shall keep or cause to be kept in reasonable detail books and records of account of their assets and business, including, but not limited to, books and records relating to the Transaction. The Servicer and the Seller shall furnish or cause to be furnished to the Insurer:

(i) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of UACC, the audited consolidated balance sheets of UACC, and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the audit opinion of UACC’s independent accountants (which shall be nationally recognized independent public accounting firms) and by the certificate specified in Section 2.02(e) hereof.

(ii) Quarterly Financial Statements. As soon as available, and in any event within 60 days after each of the first three fiscal quarters of each fiscal year of UACC, the unaudited consolidated balance sheets of UACC and its subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by the certificate specified in Section 2.02(e) hereof.

(iii) Initial and Continuing Reports. On or before the Closing Date, the Servicer will provide the Insurer a copy of the magnetic tape to be delivered to the Trust Collateral Agent, the Backup Servicer and the Designated Backup Subservicer on the Closing Date, setting forth, as to each Receivable, the information (as of the close of business on the prior day) required under the definition of “Schedule of Receivables” at Section 1.1 of the Sale and Servicing Agreement. Thereafter, the Servicer shall deliver to the Insurer the reports required by Section 4.9 of the Sale and Servicing Agreement pursuant to the terms of Section 4.9 of the Sale and Servicing Agreement.

(iv) Computer Diskette. Upon request of the Insurer, the Servicer will deliver to the Insurer on a quarterly basis a computer diskette containing a summary of the information provided to the Insurer pursuant to clause (iii) of this Section 2.02(c) and also containing information similar to the information provided in the Schedule of Receivables and the Supplements delivered to the Collateral Agent pursuant to the Sale and Servicing Agreement and described in Schedule A of the Sale and Servicing Agreement.

(v) Certain Information. Upon the reasonable request of the Insurer, the Servicer and the Seller shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements which the Servicer or the Seller files with, or delivers to, the Commission or any national securities exchange.

(vi) Other Information. Promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Servicer or the Seller pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as the Insurer may reasonably request.

All financial statements specified in clause (i) of this Section 2.02(c) shall be furnished in consolidated form for UPFC and all its subsidiaries in the event UPFC shall consolidate its financial statements with its subsidiaries.

The Insurer agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Servicer pursuant to this Section 2.02(c) to the extent provided in Section 2.02(f) hereof.

(d) Monthly Compliance Certificate. The Servicer shall deliver to the Insurer, on the 7th Business Day of each month a certificate signed by an officer of UACC:

(i) Stating UPFC’s Consolidated Total Adjusted Equity and Leverage Ratio as of the end of the most recently ended fiscal quarter;

(ii) Stating the minimum Cash Balance as of the end of the most recently ended fiscal quarter;

(iii) stating the amount of committed and in good standing warehouse facilities maintained by UACC;

(iv) listing each of the Insurance Agreement Events of Default and indicating whether or not each Insurance Agreement Event of Default has occurred;

(v) stating the three month rolling average recovery rate used in calculating the Minimum Sale Price with respect to Sold Receivables for the prior month and stating the Minimum Sale Price with respect all Sold Receivables sold during the prior month; and

(vi) identifying (A) the aggregate principal balance of all Receivables purchased by the Servicer on the related Accounting Date, (B) the aggregate principal balance of all Receivables which became Liquidated Receivables during the related Collection Period or (C) the aggregate principal balance of all Receivables which were paid in full during the related Collection Period.

(e) Compliance Certificate. UACC and the Servicer shall deliver to the Insurer, concurrently with the delivery of the financial statements required pursuant to Section 2.02(c)(i) and (ii) hereof, one or more certificates signed by an officer of UACC and an officer of the Servicer authorized to execute such certificates on behalf of UACC and the Servicer stating that:

(i) a review of the Servicer’s performance under the Transaction Documents during such period has been made under such officer’s supervision;

(ii) to the best of such individual’s knowledge following reasonable inquiry, no Default or Insurance Agreement Event of Default has occurred or, if a Default or Insurance Agreement Event of Default has occurred, specifying the nature thereof and, if the Servicer has a right to cure pursuant to Section 9.1 of the Sale and Servicing Agreement, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the Servicer to cure such Default or Insurance Agreement Event of Default or to otherwise comply with the terms of the agreement to which such Default or Insurance Agreement Event of Default relates;

(iii) the attached financial statements submitted in accordance with Section 2.02(c)(i) or (ii) hereof, as the case may be, are complete and correct in all material respects and present fairly the financial condition and results of operations of UACC and the Servicer as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied; and

(iv) the Servicer has in full force and effect a blanket fidelity bond (or direct surety bond) and an errors and omissions insurance policy in accordance with the terms and requirements of Section 4.15 of the Sale and Servicing Agreement.

(f) Access to Records; Discussions With Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, a Default or an Insurance Agreement Event of Default UACC, the Servicer and the Seller shall, upon the request of the Insurer, permit the Insurer or its authorized agents and the Backup Servicer:

(i) to inspect the books and records of UACC, the Servicer and the Seller as they may relate to the Obligations or the Collateral, the obligations of UACC, the Servicer or the obligations of the Seller under the Transaction Documents, and the Transaction;

(ii) to discuss the affairs, finances and accounts of UACC, the Servicer or the Seller with the chief operating officer and the chief financial officer of the Servicer or of the Seller, as the case may be; and

(iii) to discuss the affairs, finances and accounts of UACC, the Servicer or the Seller with UACC’s, the Servicer’s or the Seller’s independent accountants, provided that an officer of UACC, the Servicer or the Seller shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of UACC, the Servicer or the Seller. The books and records of UACC shall be maintained at the address of UACC designated herein for receipt of notices, unless UACC shall otherwise advise the parties hereto in writing. The books and records of the Seller shall be maintained at the address of the Seller designated herein for receipt of notices, unless the Seller shall otherwise advise the parties hereto in writing. The books and records of the Servicer shall be maintained at the address of the Servicer designated herein for receipt of notices, unless the Servicer shall otherwise advise the parties hereto in writing.

The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its Affiliates, regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

(g) Notice of Material Events. UACC, the Servicer and the Seller shall be obligated (which obligation shall be satisfied as to each if performed by UACC, the Servicer or the Seller) promptly to inform the Insurer in writing of the occurrence of any of the following to the extent any of the following relate to it:

(i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation or rule making or disciplinary proceeding in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any governmental body or agency, that has a reasonable likelihood of being adversely determined and (A) if so determined, could have a material adverse effect on the Servicer, the Seller, the Custodian, the Note Owners or the Insurer, (B) would be required to be disclosed to the Commission or to UACC’s, the Servicer’s or the Seller’s shareholders or (C) would result in a Material Adverse Change with respect to UACC, the Servicer or the Seller;

(ii) any change in the location of the Servicer’s or the Seller’s principal office or any change in the location of Servicer’s or the Seller’s books and records;

(iii) the occurrence of any Default or Insurance Agreement Event of Default or of any Material Adverse Change;

(iv) the commencement of any proceedings by or against UACC, the Servicer or the Seller under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for UACC, the Servicer or the Seller or any of its or their assets; or

(v) the receipt of notice (A) of any claim or order by any taxing authority that taxes are owed by UACC or any of its subsidiaries, the Servicer or the Seller, as applicable, or (B) that any withholding taxes are to be imposed on any Collateral or the Obligations (as payment to be received thereunder, as applicable).

(vi) the receipt of notice that (A) UACC, the Servicer or the Seller is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of UACC’s, the Servicer’s or the Seller’s business is to be or may be suspended or revoked, or (C) UACC, the Servicer or the Seller is to cease and desist any practice, procedure or policy employed by UACC, the Servicer or the Seller in the conduct of its business, which, in any such case, may result in a Material Adverse Change with respect to UACC, the Servicer or the Seller or would have a material adverse effect on the Owners or the Insurer.

(h) Financing Statements and Further Assurances. The Servicer shall, at its own expense, promptly take, or cause to be taken, such actions as may be necessary to (or as may be requested by the Insurer and, in the reasonable judgment of the Insurer, are necessary or desirable) (i) create and maintain the Indenture as a valid and perfected Lien covering the Collateral and (ii) fully preserve and protect the perfected first priority security interest of the Trust Collateral Agent for the benefit of the Trust Secured Parties in, and all rights of the Trust Collateral Agent for the benefit of the Trust Secured Parties with respect to, the Collateral, including, without limitation, the execution and filing of all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve, protect and perfect fully the Lien of the Trust Collateral Agent for the benefit of the Trust Secured Parties with respect to the Collateral. In addition, each of the Servicer and the Seller agrees to cooperate with S&P and Moody’s in connection with any review of the Transaction that may be undertaken by S&P or Moody’s after the date hereof and to provide all information reasonably requested by S&P or Moody’s. In the event that a successor servicer is appointed pursuant to the Sale and Servicing Agreement, the transition costs and expenses incurred by such successor servicer shall be paid in accordance with Section 5.7(b) of the Sale and Servicing Agreement.

(i) Maintenance of Licenses. UACC, the Servicer and the Seller, respectively, or any successors thereof shall maintain or cause to be maintained all licenses, permits, charters and registrations which are material to the conduct of its business.

(j) Redemption of Obligations. UACC, the Servicer and the Seller shall instruct the Trustee, upon redemption or payment in full of the Obligations pursuant to the Indenture or otherwise, to furnish to the Insurer a notice of such redemption and, upon a redemption or payment in full of the Obligations, to surrender the Note Policy to the Insurer for cancellation.

(k) Disclosure Document. Each Offering Document delivered with respect to the Obligations shall clearly disclose that the Note Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

(l) Servicing of Receivables. The Servicer shall perform such actions with respect to the Receivables as are required by or provided in the Sale and Servicing Agreement. The Servicer will provide the Insurer with written notice of any change or amendment to any Transaction Document as currently in effect.

(m) Maintenance of Security Interest. On or before each November 1, beginning in 2006 so long as any of the Obligations are outstanding, the Servicer shall furnish to the Insurer and the Trust Collateral Agent an officers’ certificate either stating that such action has been taken with respect to the recording, filing, rerecording and refiling of any financing statements and continuation statements as is necessary to maintain the interest of the Trust Collateral Agent created by the Indenture with respect to the Collateral and reciting the details of such action or stating that no such action is necessary to maintain such interests. Such officers’ certificate shall also describe the recording, filing, rerecording and refiling of any financing statements and continuation statements that will be required to maintain the interest of the Trust Collateral Agent in the Collateral until the date such next officers’ certificate is due. The Servicer will use its best efforts to cause any necessary recordings or filings to be made with respect to the Collateral.

(n) Closing Documents. The Servicer shall provide or cause to be provided to the Insurer a loose transcript of the Transaction Documents and the Offering Document and an executed original copy of each document executed in connection with the Transaction within 60 days after the date of closing. Upon the request of the Insurer, the Servicer shall provide or cause to be provided to the Insurer a copy of each of the Transaction Documents on computer diskette, in a format acceptable to the Insurer.

(o) Preference Payments. With respect to any Preference Amount (as defined in the Note Policy), the Servicer shall provide to the Insurer upon the request of the Insurer:

(i) a certified copy of the final nonappealable order of a court having competent jurisdiction ordering the recovery by a trustee in bankruptcy as voidable preference amounts included in previous distributions under Section 5.7 of the Sale and Servicing Agreement to any Owner pursuant to the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”);

(ii) an opinion of counsel satisfactory to the Insurer, and upon which the Insurer shall be entitled to rely, stating that such order is final and is not subject to appeal;

(iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Servicer, the Trustee and any Note Owner relating to or arising under the Receivable against the debtor which made such preference payment or otherwise with respect to such preference amount; and

(iv) appropriate instruments to effect (when executed by the affected party) the appointment of the Insurer as agent for the Trustee and any Owner in any legal proceeding relating to such preference payment being in a form satisfactory to the Insurer.

(p) Third-Party Beneficiary. UACC, the Servicer and the Seller each agree that the Insurer shall have all rights of a third-party beneficiary in respect of the Transaction Documents and each of them hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of the Insurer.

(q) Incorporation of Covenants. UACC, the Servicer and the Seller each agree to comply with their respective covenants set forth in the Transaction Documents and hereby incorporate such covenants by reference as if each were set forth herein.

(r) Replacement Servicer. If servicing is transferred from the Servicer to a replacement Servicer pursuant to Article IX of the Sale and Servicing Agreement, then in the event that the fees and expenses of a replacement servicer or any transition costs relating to the transfer of servicing from the Servicer to the replacement servicer exceed the amounts payable to such Servicer under the Sale and Servicing Agreement, UACC shall promptly pay such fees, expenses or transition costs.

(s) Credit Reporting. UACC and the Servicer agree to report each Obligor’s credit files to all three nationally recognized credit reporting agencies in a timely manner.

Section 2.03. Negative Covenants of UACC, the Servicer and the Seller. UACC, the Servicer and the Seller hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Impairment of Rights. None of UACC, the Servicer and the Seller shall (i) take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (b) of the definition of Material Adverse Change with respect to UACC, the Servicer or the Seller, or may interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents; (ii) waive or alter any rights with respect to the Collateral (or any agreement or instrument relating thereto), other than as contemplated by the Transaction Documents; (iii) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights of the Trust Collateral Agent for the benefit of the Trust Secured Parties with respect to the Collateral; (iv) fail to pay any tax, assessment, charge or fee with respect to the Collateral, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Trust Collateral Agent’s first priority perfected security interest in the Collateral or any of UACC’s, the Servicer’s or the Seller’s, as applicable, right, title or interest in the Collateral except as expressly set forth in the Transaction Documents; or (v) permit the validity or effectiveness of the Obligations or the Transaction Documents to be impaired, or permit the Lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged. UACC, the Servicer or the Seller shall give the Insurer written notice of any such action or failure to act on the earlier of (A) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (B) promptly prior to the date of consummation of such action or failure to act. UACC, the Servicer and the Seller shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this Section (a).

(b) Adverse Selection Procedure. UACC, the Servicer and the Seller shall not use any adverse selection procedure in selecting Receivables to be transferred to the Trust Collateral Agent from the outstanding Receivables that qualify under the Indenture or the Sale and Servicing Agreement for inclusion in the Collateral.

(c) Waiver, Amendments, Etc. None of UACC, the Servicer or the Seller shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of any of the Transaction Documents without the prior written consent of the Insurer.

(d) Bankruptcy Proceedings. UACC shall not institute against, or join any other person in instituting against the Servicer or the Seller, as applicable, or any affiliate thereof, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law, for one year and a day after the expiration of the Term of the Insurance Agreement.

(e) Preservation of Collateral. Without the consent of the Insurer, none of UACC, the Servicer or the Seller shall take any action, or fail to take any action with respect to any item of Collateral, including (but not limited to) any amendment of the terms and conditions of the Collateral or any consent to any waiver of rights or to any other action under or in respect of any Collateral unless such action conforms to any requirements with respect thereto set forth in the Transaction Documents.

(f) Security Interests. None of UACC, the Servicer or the Seller shall permit the Lien of the Trust Collateral Agent for the benefit of the Trust Secured Parties not to constitute a valid first priority perfected security interest in the Collateral securing amounts due to the Trust Collateral Agent for the benefit of the Trust Secured Parties as set forth in the Transaction Documents.

(g) Enforcement. None of UACC, the Servicer or the Seller shall take any action, or fail to take any action, if such action or failure to take such action may interfere with the enforcement of the rights of the Insurer and the Trust Collateral Agent on behalf of the Trust Secured Parties under the agreements or instruments related to any of the Collateral.

(h) Insolvency of the Seller. The Seller shall not consent to any involuntary case or proceeding seeking liquidation, rehabilitation, reorganization, conservation or other relief with respect to its debts under any Insolvency Law, consent to any such relief or the taking possession by any such official in an involuntary case or other proceeding commenced against the Seller or answer or consent seeking liquidation, rehabilitation, reorganization, conservation or other relief under any applicable Insolvency Law.

(i) Exempt from Investment Company Registration. None of UACC, the Servicer or the Seller shall take any action, or permit the taking of any action, that would require any of UACC, the Servicer, the Seller or the Trust to register as an “investment company” under the Investment Company Act.

(j) Offering Documents. None of UACC, the Servicer or the Seller shall make any untrue statement of a material fact in the Offering Document or in any amendment or supplement thereto, or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading as of the Date of Issuance or as of the date of such Offering Document or amendment or supplement (as applicable).

(k) Insurer Information. None of UACC, the Servicer or the Seller shall include in any Offering Document or other document prepared and distributed in connection with the issuance of the Obligations (other than Insurer Information in documents required to be filed with the Commission), or any other correspondence or communications relating to the Transaction, any information concerning the Insurer or the Note Policy that is not supplied or consented to in writing by the Insurer expressly for inclusion therein.

(l) Receivables; Charge-off Policy. Except as otherwise permitted in the Indenture or Sale and Servicing Agreement, the Servicer and the Seller shall not materially alter or amend any Receivable, their respective collection policies or their respective charge-off policies in a manner that materially adversely affects the Insurer unless the Insurer shall have previously given its consent, which consent shall not be withheld unreasonably.

Section 2.04. Representations and Warranties of the Trust. As of the Date of Issuance, the Trust represents, warrants and covenants as follows:

(a) Due Organization and Qualification. The Trust is a statutory trust and is duly organized and validly existing under the laws of its jurisdiction of organization. The Trust is duly qualified to do business and has obtained all licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents to which it is a party, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document to which it is a party unenforceable in any respect or would have a material adverse effect upon the Transaction, the Note Owners or the Insurer.

(b) Power and Authority. The Trust has all necessary power and authority to conduct its business as currently conducted and, as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the Transaction.

(c) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Trust have been duly authorized by all necessary action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the Trust’s certificateholders, which have not previously been obtained or given by the Trust.

(d) Noncontravention. Neither the execution and delivery of the Transaction Documents by the Trust, the consummation of the Transaction contemplated thereby or by the Offering Document nor the satisfaction of the terms and conditions of the Transaction Documents:

(i) conflicts with or results in any breach or violation of any provision of the Trust Agreement or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Trust or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Trust;

(ii) constitutes a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) by the Trust under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Trust is a party or by which any of its properties, which are individually or in the aggregate material to the Trust, is or may be bound or affected; or

(iii) results in or requires the creation of any lien upon or in respect of any assets of the Trust except as contemplated by the Transaction Documents.

(e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Trust or any properties or rights of the Trust pending or, to the Trust’s knowledge after reasonable inquiry, threatened, which, in any case, could reasonably be expected to result in a Material Adverse Change with respect to the Trust.

(f) Valid and Binding Obligations. The Obligations, when executed, authenticated and issued in accordance with the Indenture and the Transaction Documents (other than the Obligations), when executed and delivered by the Trust, will constitute the legal, valid and binding obligations of the Trust enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Trust will not at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Trust.

(g) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Trust in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to it that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Trust. The Trust is not in breach of or default under any applicable law or administrative regulation of its jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Trust is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Trust, to perform its obligations under the Transaction Documents.

(h) Compliance With Securities Laws. The offer and sale of the Obligations comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document set forth under the heading “THE INSURER” or the consolidated financial statements of the Insurer incorporated by reference in the Offering Document. Neither the offer nor the sale of the Obligations has been or will be in violation of the Securities Act or any other federal or state securities laws.

(i) Taxes. The Trust has filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Trust.

(j) Transaction Documents. Each of the representations and warranties of the Trust contained in the Transaction Documents is true and correct in all material respects, and the Trust hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein; provided that the remedy for any breach of this paragraph shall be limited to the remedies specified in the related Transaction Document or in this Insurance Agreement.

(k) Solvency. The Trust is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Trust will not be left with an unreasonably small amount of capital with which to engage in its respective business, nor does the Trust intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. The Trust does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Trust or any of its assets.

(l) Principal Place of Business. The principal place of business of the Trust is located in Wilmington, Delaware and the Trust is a statutory trust organized under the laws of the State of Delaware. “UPFC Auto Receivables Trust 2006-__” is the correct legal name of the Trust indicated on the public records of the Trust’s jurisdiction of organization which shows the Trust to be organized.

(m) Investment Company Act. The Trust is not an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act. The Trust is not required to be registered as an “investment company” under the Investment Company Act.

(n) No Consents. No authorization or approval or other action by, and no notice to or filing with, any Person, including, without limitation, any governmental entity or regulatory body, is required for the due execution, delivery and performance by the Trust of the Transaction Documents or any other material document or instrument to be delivered thereunder, except (in each case) such as have been obtained or the failure of which to be obtained would not be reasonably likely to have a material adverse effect on the Transaction.

(o) No Event of Default. There is no event of default on the part of the Trust under any agreement involving financial obligations which would materially adversely impact the financial condition or operations of the Trust or its obligations under any document associated with this Transaction.

(p) Opinion Facts and Assumptions. The opinion Facts and Assumptions insofar as they relate to the Trust are true and correct as of the Date of Issuance.

Section 2.05. Affirmative Covenants of the Trust. The Trust hereby agrees that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Compliance With Agreements and Applicable Laws. The Trust shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. The Trust shall not agree to any material amendment to or modification of the terms of any Transaction Documents unless the Insurer shall have given its prior written consent.

(b) Maintain Existence. The Trust and its successors and assigns shall maintain its existence and shall at all times continue to be duly organized under the laws of its jurisdiction and duly qualified and duly authorized and shall conduct its business in accordance with the terms of its organizational documents.

(c) Notice of Material Events. The Trust shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following to the extent any of the following relate to it and to the extent that it receives actual notice of the occurrence of any of the following events:

(i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Trust that (A) could be required to be disclosed to the Commission or to the Trust’s owners or (B) could result in a Material Adverse Change with respect to the Trust or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Trust;

(ii) any change in the location of the Trust’s principal office, jurisdiction of organization, legal name as indicated on the public records of the Trust’s jurisdiction of organization which shows the Trust’s to be organized, or any change in the location of the Trust’s books and records;

(iii) the occurrence of any Default or Insurance Agreement Event of Default or of any Material Adverse Change;

(iv) the commencement of any proceedings by or against the Trust under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Trust or any of its assets; or

(v) the receipt of notice that (A) the Trust is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Trust’s business is to be, or is reasonably likely to be suspended or revoked, or (C) the Trust is to cease and desist any practice, procedure or policy employed by the Trust in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Trust.

(d) Financing Statements and Further Assurances. To the extent provided in the Indenture, the Trust will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Trustee. The Trust shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 30 days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents to which it is a party. In addition, the Trust agrees to cooperate with S&P and Moody’s in connection with any review of the Transaction that may be undertaken by S&P and Moody’s after the date hereof.

(e) Maintenance of Licenses. The Trust, or any successors thereof, shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

(f) Third-Party Beneficiary. The Trust agrees that the Insurer shall have all rights of a third-party beneficiary in respect of each Transaction Document and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of the Insurer.

(g) Tax Matters. The Trust will take all actions necessary to ensure that the Trust is treated as a disregarded entity for federal tax purposes, and not as an association (or publicly traded partnership), taxable as a corporation.

(h) Financial Statements; Accountants’ Reports; Other Information. The Trust shall keep or cause to be kept in reasonable detail books and records of account of its assets and business, including, but not limited to, books and records relating to the Transaction. The Trust shall furnish or cause to be furnished to the Insurer promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Trust pursuant to the terms of the Transaction Documents, which are not otherwise required to be delivered to the Insurer by the Trust or another party to such Transaction Documents, and, promptly upon request, such other data as the Insurer may reasonably request.

(i) Special Purpose Entity.

(i) The Trust shall conduct its business solely in its own name through its duly authorized members, managers, officers or agents so as not to mislead others as to the identity of the company with which those others are concerned, and particularly will use its best efforts to avoid the appearance of conducting business on behalf of any other entity or that the assets of the Trust are available to pay the creditors of any other entity. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts and statements, will be made solely in the name of the Trust.

(ii) The Trust shall maintain records and books of account separate from those of all other entities.

(iii) Operating expenses and liabilities of the Trust shall be paid from its own funds.

(iv) The Trust shall use its best efforts to maintain an arm’s-length relationship with all other entities.

(v) On or before April 30 of each year commencing April 30, 2007, the Trust shall deliver to the Insurer a report of independent public accountants in a form acceptable to the Insurer setting forth the results of certain agreed upon procedures (with the Insurer) to verify the compliance of the Trust with the covenants set forth in this clause (i).

(j) Access to Records; Discussions With Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, the Trust shall, upon the request of the Insurer, at its expense, permit the Insurer or its authorized agents:

(i) to inspect the books and records of the Trust as they may relate to the Obligations, the obligations of the Trust under the Transaction Documents, and the Transaction;

(ii) to discuss the affairs, finances and accounts of the Trust; and

(iii) to discuss the affairs, finances and accounts of the Trust with the Trust’s independent accountants, provided that a representative of the Seller or the Trust shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Trust. The books and records of the Trust will be maintained at the address of the Trust designated herein for receipt of notices, unless the Trust shall otherwise advise the parties hereto in writing.

The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

(k) Redemption of Securities. The Trust shall cause the Trustee, upon the redemption of the Notes pursuant to the Indenture or otherwise, to furnish to the Insurer a notice of such redemption, and upon a redemption or other payment of all of the Notes and the expiration of the Term of the Note Policy, to surrender the Note Policy to the Insurer for cancellation.

(l) Disclosure Document. Each Offering Document delivered with respect to the Obligations shall clearly disclose that the Note Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

Section 2.06. Negative Covenants of the Trust. The Trust hereby agrees that during the Term of the Insurance Agreement, unless the Security Insurer shall otherwise expressly consent in writing:

(a) Impairment of Rights. The Trust shall not take any action, or fail to take any action, if such action or failure to take action is reasonably likely to result in a material adverse change as described in clause (b) of the definition of Material Adverse Change with respect to the Trust, or is reasonably likely to interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. The

Trust shall give the Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Trust shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(b) Waiver, Amendments, Etc. Except in accordance with the Transaction Documents, the Trust shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of the Transaction Documents without the consent of the Insurer. Except upon the prior written consent of the Insurer, the Trust shall not allow the modification or amendment, nor consent to any modification or amendment of the Certificate of Trust issued pursuant to the Trust Agreement.

(c) Restrictions on Liens. The Trust shall not, except as contemplated by the Transaction Documents, (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any lien or restriction on transferability of the Receivables or any other Collateral or (ii) sign, file or authorize the filing under the Uniform Commercial Code of any jurisdiction any financing statement which names the Trust as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables or any other Collateral.

(d) Successors. The Trust shall not remove or replace, or cause to be removed or replaced, the Servicer, the Trustee, the Trust Collateral Agent, the Collateral Agent or the Owner Trustee without the prior written consent of the Insurer.

(e) Subsidiaries. The Trust shall not form, or cause to be formed, any subsidiaries.

(f) No Mergers. The Trust shall not consolidate with or merge into any Person or transfer all or any material amount of its assets to any Person, liquidate or dissolve except as permitted by the Trust Agreement and as contemplated by the Transaction Documents and with the prior written consent of the Insurer.

(g) Other Activities. The Trust shall not (i) sell, pledge, transfer, exchange or otherwise dispose of any of its assets except as expressly permitted under the Transaction Documents; or (ii) engage in any business or activity except as contemplated by the Transaction Documents and as permitted by the Trust Agreement.

(h) Trust Agreement. The Trust shall not amend the Trust Agreement without the prior written consent of the Insurer.

ARTICLE III

THE POLICIES; REIMBURSEMENT

Section 3.01. Issuance of the Note Policy. The Insurer agrees to issue the Note Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

(a) Payment of Initial Premium and Expenses. The Insurer shall have been paid, by UACC, that portion of a nonrefundable Premium payable on the Date of Issuance, and UACC shall agree to reimburse or pay directly other fees and expenses identified in Section 3.02 hereof as payable.

(b) Transaction Documents. The Insurer shall have received a fully executed copy of the Premium Letter and a copy of each of the Transaction Documents and the Offering Document, in form and substance satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto.

(c) Certified Documents and Resolutions. The Insurer shall have received a copy of (i) the Trust Certificate of the Trust, (ii) the certificate or articles of incorporation and bylaws or other organizational documents of the Servicer and the Seller, (iii) the resolutions of the Seller’s board of directors authorizing the sale of the Receivables, and (iv) the resolutions of the applicable governing body of each of UACC, the Seller, the Servicer and the Designated Backup Subservicer in form and substance satisfactory to the Insurer, authorizing the execution, delivery and performance of UACC, the Seller, the Servicer and the Designated Backup Subservicer of the Transaction Documents and the transactions contemplated thereby, in each case certified by the Secretary, an Assistant Secretary, a Director, as applicable (which certificate shall state that such constitutive documents and resolutions are in full force and effect without modification on the Date of Issuance and that shareholder consent to the execution, delivery and performance of such documents is not necessary).

(d) Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of the Servicer, the Seller and the Designated Backup Subservicer certifying the names and signatures of the officers of the Servicer, the Seller and the Designated Backup Subservicer authorized to execute and deliver the Transaction Documents.

(e) Representations and Warranties; Certificate. The representations and warranties of the Servicer and the Seller set forth or incorporated by reference in this Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance, and the Insurer shall have received a certificate of appropriate officers of the Servicer and the Seller to that effect.

(f) Opinions of Counsel. The Insurer shall have received opinions of counsel addressed to the Insurer in respect of the Servicer, the Trust, the Seller, the Trustee, the Trust Collateral Agent, the Collateral Agent, Backup Servicer and the Designated Backup Subservicer concerning the Transaction Documents and the Transaction in form and substance reasonably satisfactory to the Insurer addressing certain corporate matters, tax matters, bankruptcy, perfection and priority of security interest and such other matters as the Insurer may reasonably request.

(g) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents (including governmental consents), if any, including, without limitation, any required approval of the shareholders of UACC, the Servicer and the Seller, required in connection with the Transaction.

(h) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.

(i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

(j) Issuance of Ratings. The Insurer shall have received confirmation that the rating on the Obligations without regard to the Note Policy will be at least “BBB” by S&P and “Baa2” by Moody’s and that the Obligations, when issued, will be rated “AAA” by S&P and “Aaa” by Moody’s.

(k) Filings and Recordings. The Insurer shall have received evidence satisfactory to it of the delivery of the Collateral as of the Date of Issuance to the Trust free and clear of any Liens and in accordance with the Sale and Servicing Agreement and the Indenture, the filing and/or recording in all applicable jurisdictions (or such filing and/or recording having been provided for in a manner satisfactory to the Insurer) of all documents, including, without limitation, duly executed and delivered copies of the Security Documents, financing statements, termination statements and other appropriate instruments, in form and substance satisfactory to the Insurer, as may be necessary in the opinion of the Insurer to perfect the first priority security interest created by the Security Documents, and all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing shall have been paid.

(l) No Default. No Default or Insurance Agreement Event of Default shall have occurred.

(m) Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions requested by the Insurer or its counsel as may be reasonably necessary to effect the Transaction, including, but not limited to, evidence satisfactory to the Insurer and its counsel that the conditions precedent, if any, in the Transaction Documents have been satisfied.

(n) Conform to Documents. The Insurer and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Obligations conform to the terms of the Transaction Documents.

(o) Compliance. UACC, the Seller, the Servicer, the Custodian, Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Trust and the Owner Trustee shall each be, as of the Date of Issuance, in compliance with the terms of the Transaction Documents to which it is a party and the Insurer shall have received evidence satisfactory to it that the Policy and all interest, fees, charges and other sums collected and to be collected in connection therewith and paid to the Insurer will not be usurious under applicable law.

(p) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriter’s obligation to purchase the Obligations shall have been satisfied.

(q) Satisfaction of Conditions in the Transaction Documents. All conditions contained in the Transaction Documents shall have been satisfied.

(r) Underwriting Agreement. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Underwriter pursuant to the Underwriting Agreement.

(s) Receipt. The Insurer shall have received a certificate or other written confirmation of the Trust Collateral Agent attesting to (i) the receipt of the Collateral required to be delivered as of the Date of Issuance and (ii) the Trust Collateral Agent’s establishment of the Collection Account and the Note Distribution Account.

(t) Establishment of Spread Account. The Insurer shall have received a certificate or the written confirmation of the Collateral Agent attesting to the establishment of the Spread Account.

Section 3.02. Payment of Fees and Premium.

(a) Legal and Accounting Fees. UACC shall pay or cause to be paid, on the Date of Issuance, legal fees and disbursements incurred by the Insurer in connection with the issuance of the Note Policy and any fees of the Insurer’s auditors, in each case in accordance with the terms of the Premium Letter. Any fees of the Insurer’s auditors payable in respect of any amendment or supplement to the Offering Document or any other Offering Document incurred after the Date of Issuance shall be paid by UACC on demand.

(b) Premium. In consideration of the issuance by the Insurer of the Note Policy, the Insurer shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter first, from the Trust pursuant to the Sale and Servicing Agreement, and second, to the extent the amounts in subclause first are not sufficient, directly from the Servicer. The Premium shall be calculated according to the Premium Letter for the amount due on each Distribution Date. The Premium paid hereunder or under the Sale and Servicing Agreement shall be nonrefundable without regard to whether the Insurer makes any payment under the Note Policy or any other circumstances relating to the Obligations or provision being made for payment of the Obligations prior to maturity. The Servicer and the Trust shall make all payments of Premium to be made by them by wire transfer to an account designated from time to time by the Insurer by written notice to the Servicer and the Trust. Although the Premium is fully earned by the Insurer as of the Date of Issuance, the Premium shall be payable in periodic installments as provided in the Premium Letter. The Premium for each period shall be calculated on the basis of a 360 day year consisting of twelve 30-day months. Anything herein or in any of the Transaction Documents notwithstanding, upon the occurrence of an Event of Default, the entire outstanding balance of further installments of the Premium shall be immediately due and payable as provided in the Premium Letter.

Section 3.03. Reimbursement and Additional Payment Obligation.

(a) In accordance with the priorities established in Section 5.7 of the Sale and Servicing Agreement, the Insurer shall be entitled to (i) reimbursement for any payment made by the Insurer under the Note Policy, which reimbursement shall be due and payable on the date that any amount is to be paid pursuant to a Payment Notice (as defined in the Note Policy), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, (ii) payment or reimbursement of any other amounts owed to the Insurer hereunder together with interest thereon at a rate equal to the Late Payment Rate, (iii) reimbursement for any payments made by the Insurer with respect to the fees and expenses of a replacement servicer or with respect to any transition costs relating to the transfer of servicing from the Servicer to the replacement servicer together with interest thereon at a rate equal to the Late Payment Rate and (iv) all costs and expenses of the Insurer in connection with any action, proceeding or investigation affecting the Trust, or the Collateral or the rights or obligations of the Insurer hereunder or under the Note Policy or the Transaction Documents, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer’s interests, together with interest thereon at a rate equal to the Late Payment Rate.

(b) Notwithstanding anything in Section 3.03(a) to the contrary, the Servicer agrees to reimburse the Insurer as follows: (i) from UACC, for payments made under the Note Policy, arising as a result of (A) the Servicer’s failure to deposit into the Collection Account any amount required to be so deposited pursuant to the Indenture, the Sale and Servicing Agreement or any other Transaction Document, (B) Servicer’s failure to repurchase any Receivable required to be repurchased pursuant to Section 4.7 of the Sale and Servicing Agreement or (C) for payments made under the Note Policy arising as a result of UACC’s failure to repurchase any Receivable required to be repurchased pursuant to Section 3.4 of the Sale Agreement, in each case together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after, as well as, before judgment), at a rate of interest equal to the Late Payment Rate, together with interest on any all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after, as well as, before judgment), at a rate of interest equal to the Late Payment Rate.

(c) UACC, the Servicer and the Trust agree to pay to the Insurer as follows: any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including, but not limited to, attorneys’ and accountants’ fees and expenses, in connection with (i) any accounts established to facilitate payments under the Note Policy to the extent the Insurer has not been immediately reimbursed on the date that any amount is paid by the Insurer under the Note Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents, in its capacity as such a party, or the Transaction, (iii) any amendment, consent, waiver or other action with respect to, or related to, any Transaction Document, whether or not executed or completed, (iv) the foreclosure against, sale or other disposition of any collateral securing any obligations under any of the Transaction Documents, or pursuit of any other remedies under any of the Transaction Documents, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition, (v) any review or approval by the Insurer in connection with the delivery of any additional or substitute collateral under any of the Transaction Documents if the consent of the Insurer is expressly required under the Transaction Documents in connection therewith, (vi) any action taken by the Insurer to cure an event of default (other than an Insurer Default) (or to mitigate the effect of an event of default) under any of the Transaction Documents, or (iv) preparation of bound volumes of the Transaction documents; costs and expenses shall include a reasonable allocation of compensation and overhead attributable to the time of employees of the Insurer spent in connection with the actions described in clause (ii) above, and the Insurer reserves the right to charge a reasonable fee as a condition to executing any waiver or consent proposed in respect of any of the Transaction Documents. Such amounts shall be payable within 60 days of the receipt by UACC, the Servicer or the Trust of an invoice therefore.

(d) UACC, the Servicer and the Trust agree to pay to the Insurer as follows: interest on any and all amounts described in subsections (b), (c), (e) and (f) of this Section 3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02 hereof from the date due until payment thereof in full, in each case payable to the Insurer at the Late Payment Rate per annum.

(e) UACC, the Servicer and the Trust agree to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to the Servicer, the Custodian, the Collateral Agent, the Trustee, the Trust Collateral Agent, the Backup Servicer, the Seller or the Trust, respectively, including, without limitation, any amounts payable by the Servicer the Seller or the Trust or otherwise pursuant to the Obligations or any other Transaction Documents, including, without limitation, payments, if any, made by the Insurer with respect to retitling of the title documents relating to the Financed Vehicles pursuant to Section 4.5 of the Sale and Servicing Agreement.

(f) Following termination of the Indenture pursuant to Section 4.1 thereof, the Servicer agrees to reimburse the Insurer for any Insured Payments required to be made pursuant to the Note Policy subsequent to the date of such termination.

All such amounts are to be immediately due and payable without demand in full, except as otherwise provided herein, without any requirement on the part of the Insurer to seek reimbursement from any other sources of indemnity thereof or to allocate expenses to other transactions benefiting therefrom.

Section 3.04. Indemnification; Limitation of Liability.

(a) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto, the other Transaction Documents or under law or in equity, UACC and the Servicer and any successors thereto, jointly and severally, agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act (each, an “Indemnified Party”) from and against any and all claims, Losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Insurer (herein collectively referred to as “Liabilities”) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or in any amendment or supplement thereto or in any preliminary offering document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information set forth in the Offering Document under the caption “THE INSURER,” or in the financial statements of the Insurer, including any information in any amendment or supplement to the Offering Document furnished by the Insurer in writing expressly for use therein that amends or supplements such information (all such information being referred to herein as “Insurer Information”);

(ii) to the extent not covered by clause (i) above, any act or omission of UACC, the Seller or the Servicer, or the allegation thereof, in connection with the offering, issuance, sale or delivery of the Obligations or relating to the Transaction Documents;

(iii) the misfeasance or malfeasance of, or negligence or theft committed by, any director, officer, employee or agent of UACC, the Servicer, the Seller or the Trust;

(iv) the violation by UACC, the Trust, the Seller or the Servicer of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Obligations or the transactions contemplated by the Transaction Documents;

(v) the violation by UACC, the Trust, the Seller or the Servicer of any federal or state laws, rules or regulations relating to the Transaction or the origination of the Receivables, including, without limitation, any consumer protection, lending and disclosure laws and any laws with respect to the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Receivables;

(vi) the breach by UACC, the Seller or the Servicer of any of its obligations under this Insurance Agreement or any of the other Transaction Documents; and

(vii) the breach by UACC, the Servicer or the Seller of any representation or warranty on the part of, UACC, the Servicer or the Seller contained in the Transaction Documents or in any certificate or report furnished or delivered to the Insurer thereunder.

This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

(b) UACC, the Servicer and the Seller agree to indemnify the Trust and the Insurer for any and all Liabilities that have been incurred due to any claim, counterclaim, rescission, setoff or defense asserted by an Obligor under any Receivable subject to the Federal Trade Commission regulations provided in 16 C.F.R. Part 433.

(c) UACC and the Servicer agree to indemnify and hold harmless the Trust and the Insurer for any and all Liabilities incurred due to (i) any agreement or acquiescence by the Servicer and the Seller to any reduction, rebate, rescheduling or delay of any payments due and owing by any Obligor under any Receivable based upon an agreement on the part of the Servicer and the Seller to make or rebate any future payments on such Receivable, (ii) any agreement on the part of the Servicer and the Seller to make or rebate any future payments on any Receivable or (iii) any settlement of any judicial proceeding or any claim, action or proceeding of any regulatory body.

(d) Any party which proposes to assert the right to be indemnified under this Section 3.04 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against UACC or the Servicer under this Section 3.04, notify UACC or the Servicer of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against any indemnified party and it shall notify UACC or the Servicer of the commencement thereof, UACC or the Servicer shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from UACC or the Servicer to such indemnified party of its election so to assume the defense thereof, UACC, the Servicer or the Seller shall not be liable to such indemnified party for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action the defense of which is assumed by UACC or the Servicer in accordance with the terms of this subsection (d), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of counsel by such party has been authorized by UACC. UACC or the Servicer shall not be liable for any settlement of any action or claim effected without its consent.

Section 3.05. Payment Procedure. In the event of any payment by the Insurer, UACC, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Seller and the Servicer agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 p.m. (New York, New York time) on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

ARTICLE IV

FURTHER AGREEMENTS

Section 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Note Policy and the Note Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by the Servicer or the Seller or from any other source under the Transaction Documents and all amounts payable under the Obligations have been paid in full and any period during which any such payment to the Insurer could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law shall have expired; provided, however, that the provisions of Sections 3.02, 3.03, 3.04, 4.03 and 4.06 hereof shall survive any termination of this Insurance Agreement.

Section 4.02. Further Assurances and Corrective Instruments.

(a) Excepting at such times as (i) an Insurer Default shall exist and be continuing and (ii) no amounts are owed pursuant to the Insurance Agreement, none of the Servicer, the Trustee, the Collateral Agent, the Trust Collateral Agent, the Backup Servicer or the Seller shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer, and any such waiver without the prior written consent of the Insurer shall be null and void and of no force or effect.

(b) To the extent permitted by law, the Servicer, the Seller or the Trust agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered within 10 days of such amendment, such amendments hereto and such further instruments and take such further action as may be required in the Insurer’s reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement or the other Transaction Documents.

Section 4.03. Obligations Absolute.

(a) The obligations of UACC, the Servicer, the Seller and the Trust hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

(i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to any of the Transaction Documents, the Obligations or the Note Policy;

(ii) any exchange or release of any other obligations hereunder;

(iii) the existence of any claim, setoff, defense, reduction, abatement or other right that UACC, the Servicer, the Trustee, the Collateral Agent, the Trust Collateral Agent, the Backup Servicer, the Seller, the Trust, the Custodian or the Owner Trustee may have at any time against the Insurer or any other Person;

(iv) any document presented in connection with the Note Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) any payment by the Insurer under the Note Policy against presentation of a certificate or other document that does not strictly comply with terms of the Note Policy;

(vi) any failure of UACC, the Servicer, the Trustee, the Collateral Agent, the Trust Collateral Agent, the Backup Servicer, the Seller, the Trust, or the Custodian to receive the proceeds from the sale of the Obligations;

(vii) any breach by UACC, the Servicer, the Trustee, the Collateral Agent, the Trust Collateral Agent, the Backup Servicer, the Seller, the Trust, the Custodian or the Owner Trustee of any representation, warranty or covenant contained in any of the Transaction Documents;

(viii) any other circumstances, other than payment in full, which might otherwise constitute a defense available to, or discharge of UACC, the Servicer, the Trustee, the Collateral Agent, the Trust Collateral Agent, the Backup Servicer, the Seller, the Trust, the Custodian or the Owner Trustee in respect of any Transaction Document;

(ix) the bankruptcy or insolvency of the Insurer or any other party;

(x) any default or alleged default of the Insurer under the Note Policy; or

(xi) the inaccuracy or alleged inaccuracy of any payment upon which a claim under the Note Policy is based.

(b) UACC, the Servicer, the Seller and the Trust and any and all others who are now or may become liable for all or part of the obligations of UACC, the Servicer, the Seller and the Trust under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or any right of setoff or recoupment arising out of any breach under any of the Transaction Documents by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Servicer, the Trustee, the Collateral Agent, the Trust Collateral Agent, the Backup Servicer, the Seller, the Trust or the Custodian; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(c) Nothing herein shall be construed as prohibiting the Servicer, the Trustee, the Collateral Agent, the Trust Collateral Agent, the Backup Servicer, the Seller, the Trust and the Custodian from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

Section 4.04. Assignments; Reinsurance; Third-party Rights.

(a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of UACC, the Servicer, the Trustee, the Collateral Agent, the Trust Collateral Agent, the Backup Servicer, the Seller or the Trust may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer, except to a successor or assign that is permitted by the Indenture. Any assignment made in violation of this Insurance Agreement shall be null and void.

(b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Note Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Note Policy.

(c) In addition, the Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the Transaction.

(d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Owner, other than the Insurer against UACC, the Servicer, the Trustee, the Collateral Agent, the Trust Collateral Agent, the Backup Servicer, the Seller or the Trust, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Owner shall have any right to payment from any Premiums paid or payable hereunder or under the Sale and Servicing Agreement or from any other amounts paid by UACC, the Servicer, the Trustee, the Collateral Agent, the Trust Collateral Agent, the Backup Servicer, the Seller or the Trust pursuant to Section 3.02, 3.03 or 3.04 hereof.

(e) The Servicer, the Trustee, the Collateral Agent, the Trust Collateral Agent, the Backup Servicer, the Seller and the Trust agree that the Insurer shall have all rights of a third-party beneficiary in respect of the Indenture and each other Transaction Document to which it is not a signing party and hereby incorporate and restate their representations, warranties and covenants as set forth therein for the benefit of the Insurer.

Section 4.05. Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for (a) the use that may be made of the Note Policy by the Trustee or the Trust Collateral Agent or for any acts or omissions of the Trustee or the Trust Collateral Agent in connection therewith, (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Note Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or (c) any acts or omissions to act of UACC, the Seller, the Servicer, the Trust, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Owner Trustee or any other person in connection with the Collateral. In furtherance and not in limitation of the foregoing, the Insurer (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 4.06. Parties Will Not Institute Insolvency Proceedings. So long as this Agreement is in effect, and for one year following its termination, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Trust or the Seller.

Section 4.07. Trustee, Custodian, Trust Collateral Agent, Collateral Agent, Backup Servicer, Seller, Trust and Servicer To Join in Enforcement Action. To the extent necessary to enforce any right of the Insurer in or remedy of the Insurer under any Receivable, the Trust Collateral Agent, the Collateral Agent, the Trustee, Backup Servicer, Trust, Seller and Servicer agree to join in any action initiated by the Trust or the Insurer for the protection of such right or exercise of such remedy.

Section 4.08. Subrogation. To the extent of any payments under the Note Policy, the Insurer shall be fully subrogated to any remedies against the Seller or the Servicer or in respect of the Receivables available to the Trustee or the Trust Collateral Agent under the Indenture and Sale and Servicing Agreement. The Trustee and the Trust Collateral Agent acknowledge such subrogation and, further, agree to execute such instruments prepared by the Insurer and to take such reasonable actions as requested by the Insurer as are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any moneys paid or payable under the Indenture or Sale and Servicing Agreement.

Section 4.09. Insurer’s Rights Regarding Actions, Proceedings or Investigations. Until the Obligations have been paid in full, all amounts owed to the Insurer have been paid in full, this Insurance Agreement has terminated and the Note Policy has been returned to the Insurer for cancellation, the following provisions shall apply, it being expressly understood that none of the following costs shall be borne by the Trustee:

(a) Notwithstanding anything contained herein or in the other Transaction Documents to the contrary, the Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Insurer’s sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Trust or the Collateral or the rights or obligations of the Insurer hereunder or under the Note Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of UACC, the Seller, the Trust or any affiliate thereof. Following notice to the Trustee, the Trust Collateral Agent and the Owner Trustee the Insurer shall have the exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Collateral. All costs and expenses of the Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer’s interests, shall be included in amounts reimbursable to the Insurer under Section 5.7 of the Sale and Servicing Agreement.

(b) In connection with any action, proceeding or investigation that could adversely affect the Collateral or the Trust or the rights or obligations of the Insurer hereunder or under the Note Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of UACC, the Seller, the Trust or any affiliate thereof, the Trustee, the Trust Collateral Agent and the Trust hereby agree to cooperate with, and to take such action as reasonably directed by, the Insurer, including (without limitation) entering into such agreements and settlements as the Insurer shall direct, in its sole discretion without the consent of the Noteholders. The Trustee’s and the Trust’s reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) with respect to any such action shall be reimbursed pursuant to Section 5.7 of the Sale and Servicing Agreement.

(c) The Trust, the Trust Collateral Agent and the Trustee hereby agree to provide to the Insurer prompt written notice of any action, proceeding or investigation that names the Trust, the Owner Trustee, the Trust Collateral Agent or the Trustee on behalf of the Secured Parties as a party or that involves the Trust or the Collateral or the rights or obligations of the Insurer hereunder or under the Note Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of UACC, the Seller, the Trust or any affiliate thereof of which it has actual knowledge.

(d) Notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, none of the Trust, the Trustee nor the Trust Collateral Agent shall, without the Insurer’s prior written consent, with such consent not to be unreasonably withheld, or unless directed by the Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Collateral or the Trust or the rights or obligations of the Insurer hereunder or under the Note Policy or the Transaction Documents.

(e) The Trustee agrees that the Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Insurer pursuant to the other provisions of the Transaction Documents, that the rights set forth in this Section may be exercised by the Insurer, in its sole discretion, without the need for the consent or approval of the Trust, the Trust Collateral Agent, or the Trustee, notwithstanding any other provision contained herein or in any of the other Transaction Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Insurer to exercise any of the rights provided for herein.

ARTICLE V

DEFAULTS; REMEDIES

Section 5.01. Defaults. The occurrence of any of the following events shall constitute an Insurance Agreement Event of Default hereunder:

(a) (i) any failure by the Servicer or, so long as any Affiliate of UACC is the Servicer, any Affiliate of UACC to deliver to the Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of the Sale and Servicing Agreement or other Transaction Documents that continues unremedied for a period of two Business Days (or one Business Day with respect to payments of Purchase Amounts) after written notice is received by the Servicer from the Trustee or (unless an Insurer Default shall have occurred and be continuing) the Insurer or after discovery of such failure by an officer of the Servicer or (ii) any failure by UACC, the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Owner Trustee or the Trust to pay when due any amount payable by UACC, the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Owner Trustee or the Trust hereunder or under any Transaction Document and such failure continues for the length of any cure period contained in the related Transaction Document;

(b) (i) UACC, the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Owner Trustee, the Backup Servicer or the Trust shall have asserted that any of the Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (ii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents or any property thereof shall find or rule that any material provision of any of the Transaction Documents is not valid and binding on the parties thereto;

(c) any representation or warranty made by UACC, the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Owner Trustee, the Backup Servicer or the Trust under any of the Transaction Documents, or in any certificate or report furnished under any of the Transaction Documents, shall prove to be untrue, incorrect or incomplete in any material respect and such untrue representation or warranty is not cured within any applicable grace period contained in the applicable Transaction Document;

(d) UACC, the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Owner Trustee, the Backup Servicer, the Custodian or the Trust shall fail to perform or observe any other covenant or agreement contained in any of the Transaction Documents (except for the obligations described under Section 5.1(a), (b), (c) or (l) in this Section 5.01) and such failure shall continue for a period of 10 days after written notice given UACC, the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Owner Trustee, the Backup Servicer, the Custodian or the Trust as applicable;

(e) UACC, UPFC, the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Backup Servicer or the Trust shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate UACC, UPFC, the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Backup Servicer or the Trust insolvent or seeking a liquidation, or shall take advantage of any Insolvency Act, or shall commence a case or other proceeding naming UACC, UPFC, the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Backup Servicer or the Trust as debtor under any Insolvency Act, or a case or other proceeding against UACC, UPFC, the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Backup Servicer or the Trust under any Insolvency Act shall be instituted against such Person seeking liquidation of such Person and such Person shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 30 days or there shall be appointed or UACC, UPFC, the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Backup Servicer or the Trust shall consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of itself or the whole or any substantial part of its properties or assets or UACC, UPFC, the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Backup Servicer or the Trust shall take any corporate action in furtherance of any of the foregoing;

(f) the organizational documents of the Trust shall have been amended, supplemented or otherwise modified without the written consent of the Insurer;

(g) default in the payment of (i) any interest on, or principal of, the Notes when the same becomes due and payable (without regard to any payments funded by amounts drawn under the Note Policy), (ii) any amount owing to the Insurer hereunder, including without limitation, the Premium when the same becomes due and payable;

(h) the Trustee shall fail to have a valid perfected first priority security interest in the Indenture Collateral (or any portion thereof) other than tax liens, mechanics’ liens and any liens that attach to the respective Indenture Collateral by operation of law as a result of an Obligor’s failure to pay its obligations;

(i) the occurrence of a material exception in the Accountant’s Report or any other review of servicing procedures pursuant to Section 4.11 of the Sale and Servicing Agreement which may have a material adverse effect on the Noteholders or the Insurer, in the reasonable opinion of the Insurer, that remains uncured for 10 Business Days (provided that such cure period does not apply if such material exception relates to another Event of Default hereunder with a shorter cure or grace period);

(j) UPFC’s annual audited financial statements are qualified in any manner;

(k) any litigation, claim, counterclaim or proceeding is brought against the Servicer, the Seller, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Custodian, the Backup Servicer or the Trust which, if determined adversely to any such party, would materially and adversely affects the interest of the Noteholder or the Insurer;

(l) failure by the Servicer to deliver to the Trustee the Servicing Certificate for the related Monthly Period, that continues unremedied for a period of five Business Days after the earlier to occur of (x) discovery by a responsible senior officer of the Servicer, or (y) the date on which written notice has been received by a senior officer of the Servicer;

(m) a Change in Control of the Servicer without the prior written consent of the Insurer;

(n) the occurrence or existence of a default, event of default or other similar condition or event (however described) in respect of UPFC or any Affiliate of UPFC under one or more agreements or instruments relating to Indebtedness of $5,000,000 or more which has resulted in such Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments;

(o) the Trust becomes taxable as an association (or publicly traded partnership) or taxable as a corporation for federal or state income tax purposes;

(p) the occurrence of any other “Event of Default” under the Indenture or Servicer Termination Event under the Transaction Documents not set forth above in this Section 5.1;

(q) UPFC fails to maintain non-expired and committed line(s) of credit that are available to be drawn upon by UPFC in an aggregate amount of at least $                         and such failure has continued for more than 120 days;

(r) the shadow rating on the Notes (without giving effect to the Policy) provided by the Rating Agencies is reduced below Baa2/BBB by S&P or by Moody’s;

(s) Ray Thousand ceases to be the President and Chief Executive Officer of UPFC and any such replacement CEO has not been approved by the Insurer;

(t) UPFC’s Consolidated Total Adjusted Equity as of the end of any fiscal quarter shall be less than (a) $                     plus (b)                     % of the future positive earnings (after                             , 2006) less (c) any share repurchase amounts;

(u) UPFC records an operating loss on any quarterly or annual financial statements in excess of                     % of Consolidated Total Adjusted Equity for any quarter; or

(v) the occurrence of a Level 3 Trigger Event.

Section 5.02. Remedies; No Remedy Exclusive.

(a) Upon the occurrence of an Insurance Agreement Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:

(i) exercise any rights and remedies under the Transaction Documents in accordance with the terms of the Transaction Documents or direct the Trustee or the Trust Collateral Agent to exercise such remedies in accordance with the terms of the Transaction Documents; or

(ii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due under the Transaction Documents or to enforce performance and observance of any obligation, agreement or covenant of the Servicer, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Seller, the Trust or the Custodian under the Transaction Documents.

(b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under the Transaction Documents upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

(c) If any proceeding has been commenced to enforce any right or remedy under this Insurance Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Insurer, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of the Insurer shall continue as though no such proceeding had been instituted.

Section 5.03. Waivers.

(a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

(b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Insurance Agreement Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Servicer, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Seller, the Trust or the Custodian. Any such waiver may only be effected in writing duly executed by the Insurer, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Insurance Agreement Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. The Servicer agrees to promptly provide a copy of any amendment to this Insurance Agreement to the Collateral Agent, S&P and Moody’s. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

(a)	To the Insurer:

______________________

______________________

______________________

Re:

Attention:

Telephone:

Facsimile:

E-mail:

(in each case in which notice or other communication to                      refers to an Insurance Agreement Event of Default, a claim on the Note Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and Surveillance and shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

(b)	To the Seller:

UPFC Auto Receivables Corp.

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Attention: Garland Koch, CFO

Telephone: 949-224-1917

Facsimile: 949-224-1910

(c)	To UACC and the Servicer:

United Auto Credit Corporation

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Attention: Garland Koch, CFO

Telephone: 949-224-1917

Facsimile: 949-224-1910

(d)	To the Collateral Agent, Trust Collateral Agent, Trustee and Backup Servicer:

Deutsche Bank Trust Company Americas

Corporate Trust and Agency Services

60 Wall Street, 26th Floor

New York, New York 10005

Attention: Structured Finance Services

Phone: 212-250-4772

Facsimile: 212-797-8606

(e)	To the Trust:

UPFC Auto Receivables Trust 2006-

c/o Wells Fargo Delaware Trust Company,

as Owner Trustee

919 N. Market Street, Suite 700

Wilmington Delaware 19890

Attention: Corporate Trust Services

Telephone: 302-575-2004

Facsimile: 302-575-2006

With a copy to the attention of:

United Auto Credit Corporation

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Attention: Garland Koch, CFO

Telephone: 949-224-1917

Facsimile: 949-224-1910

With a copy to the Servicer at the address set forth above.

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

Section 6.03. Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

Section 6.04. Governing Law. THIS INSURANCE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW PROVISIONS.

Section 6.05. Consent to Jurisdiction.

(a) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the transactions contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

(b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

(c) Except as provided in Section 4.06 herein, nothing contained in this Insurance Agreement shall limit or affect the Insurer’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any party hereto or its or their property in the courts of any jurisdiction.

Section 6.06. Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person.

Section 6.07. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

Section 6.08. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.

Section 6.09. Trial by Jury Waived. Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

Section 6.10. Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate, trustee or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Obligations or the Note Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

Section 6.11. Limitation of Indenture Trustee, Trust Collateral Agent, the Collateral Agent and Backup Servicer Liability. In no event shall the Trustee, the Trust Collateral Agent, the Collateral Agent and the Backup Servicer be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including but not limited to, lost profits, even if the Trustee, the Trust Collateral Agent, the Collateral Agent or the Backup Servicer has been advised of such loss or damage and regardless of the form of action.

In no event shall the Trustee, the Trust Collateral Agent, the Collateral Agent and the Backup Servicer be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Insurance Agreement.

Section 6.12. No Recourse to Trustee. It is expressly understood and agreed by the parties hereto that (a) this Insurance Agreement is executed and delivered by Wells Fargo Delaware Trust Company, not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust or Trustee is made and intended not as personal representations, undertakings and agreements by Wells Fargo Delaware

Trust Company but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wells Fargo Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wells Fargo Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust or Trustee under this Insurance Agreement or any other Transaction Documents.

Section 6.13. Entire Agreement. The Transaction Documents and the Note Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

Section 6.14. No Partnership. Nothing in this Insurance Agreement or any other agreement entered into in connection with the Transaction shall be deemed to constitute the Insurer a partner, co-venturer or joint owner of property with any other entity.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

By:
Title:

UNITED AUTO CREDIT CORPORATION,
Individually and as Servicer

By:
Title:

UPFC AUTO RECEIVABLES TRUST 2006- , as Issuing Entity

By:	Wells Fargo Delaware Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Title:

UPFC AUTO RECEIVABLES CORP., as Seller

By:
Title:

UPFC Auto Receivables Trust 2006-

Insurance Agreement Signature Page

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as Trustee, as Trust Collateral Agent, as Collateral Agent and as Backup Servicer

By:
Title:

UPFC Auto Receivables Trust 2006-

Insurance Agreement Signature Page